As filed with the Securities and Exchange Commission on February 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVIDENT NEW YORK BANCORP

(Exact name of registrant as specified in its charter)

DELAWARE	6719	80-0091851
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Rella Blvd.

Montebello, New York 10901

(845) 369-8040

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jack Kopnisky, President and Chief Executive Officer

Provident New York Bancorp

400 Rella Blvd.

Montebello, New York 10901

(845) 369-8040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Steven Kaplan

Richard E. Baltz

Arnold & Porter LLP

555 12th Street, NW

Washington , DC 20004

(202) 942-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Debt Securities (4)
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants
Purchase Contracts
Units (5)
Total	$75,000,000		$75,000,000	$8,595

(1)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by registrant. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $75 million. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated February 17, 2012

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

We may offer and sell from time to time in one or more offerings, debt securities, common stock, preferred stock, warrants, purchase contracts and units (collectively, the “securities”) of Provident New York Bancorp (“Provident”). The aggregate amount of the securities offered by us under this prospectus will not exceed $75 million.

Our common stock is quoted on the New York Stock Exchange under the symbol “PBNY.” The closing sales price of our common stock on the New York Stock Exchange on February 16, 2012 was $9.11 per share. You are urged to obtain current market quotations for our common stock.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the section “Risk Factors” on page 2 of this prospectus, as well as in any supplements to this prospectus.

The Provident securities offered in this prospectus are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is —

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $75 million of our debt securities, common stock, preferred stock, warrants, purchase contracts or units consisting of two or more securities. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that contains specific information about the terms of those securities. A prospectus supplement (and any pricing supplement) may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement (or pricing supplement) together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.” If the information in this prospectus is inconsistent with a prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement (or pricing supplement) may also refer to a free writing prospectus, unless the context otherwise requires.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Unless specifically noted otherwise in this prospectus, references to “Provident,” “we,” “us,” and “our” are to Provident New York Bancorp, a Delaware corporation, and its subsidiaries, except that such terms refer to Provident New York Bancorp only and not to its subsidiaries in the sections entitled “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated herein by reference, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other financial, business or strategic matters regarding or affecting Provident that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” These statements are not historical facts, but instead represent our current expectations, plans or forecasts and are based on the beliefs and assumptions of the management and the information available to management at the time that these disclosures were prepared.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from our historical performance.

The following factors, among others, could cause our future results to differ materially from the plans, objectives, goals, expectations, anticipations, estimates and intentions expressed in the forward-looking statements:

•

legislative and regulatory changes such as the Dodd-Frank Act and its implementing regulations that adversely affect our business including changes in regulatory policies and principles or the interpretation of regulatory capital or other rules;

•

a further deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets;

•	the effects of and changes in monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government;

•

our ability to make accurate assumptions and judgments about an appropriate level of allowance for loan losses and the collectability of our loan portfolio, including changes in the level and trend of loan delinquencies and write-offs that may lead to increased losses and non-performing assets in our loan portfolio, result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves;

•	our use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

•	changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources;

•

computer systems on which we depend could fail or experience a security breach, implementation of new technologies may not be successful; and our ability to anticipate and respond to technological changes can affect our ability to meet customer needs;

•	changes in other economic, competitive, governmental, regulatory, and technological factors affecting our markets, operations, pricing, products, services and fees;

•

our ability to successfully implement growth, expense reduction and other strategic initiatives and to complete merger and acquisition activities, including but not limited to our recently announced merger with Gotham Bank of New York, and to realize expected strategic and operating efficiencies associated with such matters;

•	our success at managing the risks involved in the foregoing and managing our business; and

•	the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control.

Additional factors that may affect our results are discussed in our annual report on Form 10-K under “Item 1A, Risk Factors” or may be contained in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Provident and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

•	This prospectus, which explains the general terms of the securities we may offer;

•	The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

•	The documents referred to in “Where You Can Find More Information” for information about Provident, including our financial statements.

Provident New York Bancorp

Provident is headquartered in Montebello, N.Y., and acts as the bank holding company for Provident Bank, an independent, full-service community bank founded in 1888. Provident Bank, with $3.1 billion in assets, specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City marketplace through teams of dedicated and experienced relationship managers. Provident Bank offers a complete line of commercial, community business, retail banking, and investment management products and services through 38 financial centers in the greater New York marketplace. We also offer deposit services to municipalities located in the state of New York through our wholly owned subsidiary, Provident Municipal Bank, investment advisory services through our affiliate, Hudson Valley Investment Advisors LLC, and title services through Hardenburgh Abstract Company, a title insurance agency.

Our principal executive office is located at 400 Rella Boulevard, Montebello, New York 10901 and our telephone number at that office is (845) 369-8040. For additional information about Provident’s business, see our annual and quarterly reports, and the other documents that we file with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information.”

The Securities We May Offer

We may use this prospectus to offer:

•	Common stock,

•	Preferred stock,

•	Warrants,

•	Purchase contracts; and

•	Units consisting of two or more of the other securities described in this prospectus in any combination.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or a ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Item 1.A “Risk Factors” contained in our annual report on Form 10-K for the year ended September 30, 2011 and in our updates to those “Risk Factors” contained in our quarterly reports on Form 10-Q, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payment thereon, capital expenditures, possible acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

•	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

REGULATORY CONSIDERATIONS

Provident New York Bancorp is a unitary savings and loan holding company because it owns only one savings association. The Federal Reserve has supervisory and enforcement authority over Provident New York Bancorp and its non-bank subsidiaries. Among other things, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to Provident Bank.

Provident New York Bancorp must generally limit its activities to those permissible for (i) financial holding companies under section 4(k) of the Bank Holding Company Act, or (ii) multiple savings and loan holding companies under the Savings and Loan Holding Company Act. Activities in which a financial holding company may engage are those considered financial in nature or those incidentals or complementary to financial activities. These activities include lending, trust and investment advisory activities, insurance agency activities, and securities and insurance underwriting activities. Activities permitted to multiple savings and loan holding companies include certain real estate investment activities, and other activities permitted to bank holding companies under the Bank Holding Company Act.

Provident New York Bancorp is a legal entity separate and distinct from its savings association and other subsidiaries, and its principal sources of funds are cash dividends paid by these subsidiaries. OCC regulations limit the amount of capital distributions, including cash dividends, stock repurchases, and other transactions charged to the institution’s capital account, that can be made by Provident Bank. Furthermore, because Provident Bank is a subsidiary of a holding company, it must file a notice with the Federal Reserve at least 30 days before Provident Bank’s Board of Directors declares a dividend. This notice may be disapproved if the Federal Reserve finds that:

•	the savings association would be undercapitalized or worse following the dividend;

•	the proposed dividend raises safety and soundness concerns; or

•	the dividend would violate a prohibition contained in any statute, regulation, enforcement action, or agreement with or condition imposed by an appropriate federal banking agency.

Provident Bank must file an application (rather than a notice) with the OCC if, among other things, the total amount of all capital distributions, including the proposed distribution, for the calendar year exceeds the institution’s net income for that year, plus retained net income for the preceding two years.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the common stock, the preferred stock, the warrants, the purchase contracts and the units that we may offer from time to time. The following summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, contain the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to the debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•

reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to our company;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities and related junior subordinated debentures that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures could create a conflicting interest for the indenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1) depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3) paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as:

the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i) any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

(ii) any debt of others described in the preceding clause (i) which we have guaranteed or for which it is otherwise liable;

(iii) the obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

(iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include:

(1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to one of our subsidiaries and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

The following briefly describes the general terms and provisions of our common stock.

Authorized and Outstanding Common Stock

As of February 16, 2012, we had 75 million (75,000,000) shares of common stock, par value $0.01 per share, authorized, of which 37,890,007 shares were outstanding.

Listing

Our common stock is listed on the NYSE and traded under the symbol “PBNY.”

Dividends

Payment of dividends is subject to determination and declaration by the Board of Directors and depends on a number of factors, including capital requirements, legal, and regulatory limitations on the payment of dividends, the results of operations and financial condition, tax considerations and general economic conditions. No assurance can be given that dividends will be declared or, if declared, what the amount of dividends will be, or whether such dividends will continue.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will be fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy. Our certificate of incorporation provides that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption. Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Meetings; Stockholder Action by Written Consent

Our Amended and Restated Bylaws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by a majority of our Board of Directors.

All actions must be taken at an annual or special meeting. Our Certificate of Incorporation provides that stockholders may not take action by written consent without a meeting.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms. Our stockholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.

Transfer Agent and Registrar

Registrar & Transfer Company is our transfer agent and registrar.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share, in series and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof, without further vote or action by the stockholders. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation. As of the date of this prospectus, we have ten million (10,000,000) shares of preferred shares authorized, but no shares of preferred stock outstanding.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;

•	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax consequences; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue, in one more series, units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our securities as described in this section will apply to each unit to the extent such unit consists of shares of our securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered hereby will be passed upon for us by the law firm of Arnold & Porter LLP, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2011 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and

7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2011;

•	Definitive Proxy Statement on Schedule 14A, filed on January 6, 2011;

•	Current Reports on Form 8-K filed on October 13, 2011, November 1, 2011, November 23, 2011, December 22, 2011, January 10, 2012, and January 18, 2012; and

•

The description of our common stock contained in our Registration Statement on Form S-1 filed on September 15, 2003, including any amendment or report filed for the purpose of updating such description.

Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on our website, http://www.providentbanking.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Provident New York Bancorp

Attention: Miranda Grimm

400 Rella Boulevard

Montebello, New York 10901

(845) 369-8040

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our website at http://www.providentbanking.com. The information set forth on our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. We will bear all of these expenses.

SEC Registration	$8,595
Accounting fees and expenses*	$12,000
Printing fees and expenses*	$5,000
Legal fees and expenses*	$30,000
Miscellaneous expenses*	$5,000

TOTAL	$60,595

*	Estimated

The expenses set forth above relate solely to the preparation and filing of this Registration Statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15. Indemnification Of Officers And Directors

Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a present or former director or officer of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less that a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability. Provident has adopted provisions in its Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL, with the following exception: except for proceedings to enforce rights to indemnification, Provident will indemnify an indemnitee in connection with a proceeding initiated by that person only if the proceeding was authorized by the Board of Directors. As authorized by the DGCL, Provident’s Certificate of Incorporation limits the liability of directors of Provident for monetary damages. The effect of this provision is to eliminate the rights of Provident and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of Provident or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. This provision will not alter the liability of directors under federal securities laws. Provident has purchased an insurance policy that purports to insure the officers and directors of Provident against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information we refer you to the full text of our Certificate of Incorporation, filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-108795), on September 15, 2003.

Item 16. Exhibits

Exhibit No.	Description

Exhibit 1.1	Form of Underwriting Agreement for Debt Securities*

Exhibit 1.2	Form of Underwriting Agreement for Common Stock*

Exhibit 1.3	Form of Underwriting Agreement for Preferred Stock*

Exhibit 1.4	Form of Underwriting Agreement for Warrants*

Exhibit 1.5	Form of Underwriting Agreement for Purchase Contracts*

Exhibit 1.6	Form of Underwriting Agreement for Units*

Exhibit 3.1	Certificate of Incorporation of Provident New York Bancorp (filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-108795) on September 15, 2003 and incorporated by reference herein)

Exhibit 3.2	Amended and Restated Bylaws of Provident New York Bancorp (filed as Exhibit 3.1 to our Current Report on Form 8-K on December 22, 2011 and incorporated by reference herein)

Exhibit 4.1	Form of Indenture for Senior Debt Securities (filed herewith)**

Exhibit 4.2	Form of Note for Senior Debt Securities*

Exhibit 4.3	Form of Indenture for Subordinated Debt Securities (filed herewith)**

Exhibit 4.4	Form of Note for Subordinated Debt Securities*

Exhibit 4.5	Form of Warrant Agreement for Common Stock, including form of Warrant*

Exhibit 4.6	Form of Warrant Agreement for Preferred Stock, including form of Warrant*

Exhibit 4.7	Form of Unit Agreement*

Exhibit 4.8	Form of Certificate of Designations*

Exhibit 5.9	Form of Purchase Contract Agreement*

Exhibit 5.1	Opinion of Arnold & Porter LLP (filed herewith)

Exhibit 12	Computation of Ratio of Earnings to Fixed Charges***

Exhibit 23.1	Consent of Crowe Horwath LLP, an Independent Registered Public Accounting Firm (filed herewith)

Exhibit 23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1)

Exhibit 24.1	Powers of Attorney of certain directors of Provident New York Bancorp (filed herewith)

Exhibit 25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Debt Securities*

Exhibit 25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities*

*	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.
**	If applicable, any specific Indenture executed by the Trustee thereunder and Provident will be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
***	To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing, if we offer debt securities and/or preference equity securities in the future.

Exhibit 17. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430(B):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

F. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montebello, State of New York, on February 17, 2012.

PROVIDENT NEW YORK BANCORP

By:	/s/ Stephen V. Masterson
Name:	Stephen V. Masterson
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:
/s/ Jack L. Kopnisky	President, Chief Executive Officer and Director	February 17, 2012
Jack L. Kopnisky	(Principal Executive Officer)

/s/ Stephen V. Masterson	Executive VP, Chief Financial Officer	February 17, 2012
Stephen V. Masterson	(Principal Financial and Accounting Officer)

/s/ William F. Helmer	Director—Chairman of the Board	February 17, 2012
William F. Helmer

/s/ Dennis L. Coyle	Director	February 17, 2012
Dennis L. Coyle

/s/ Navy E. Djonovic	Director	February 17, 2012
Navy E. Djonovic

/s/ Thomas F. Jauntig Jr.	Director	February 17, 2012
Thomas F. Jauntig Jr.

/s/ Thomas Graham Kahn	Director	February 17, 2012
Thomas Graham Kahn

/s/ R. Michael Kennedy	Director	February 17, 2012
R. Michael Kennedy

/s/ Victoria Kossover	Director	February 17, 2012
Victoria Kossover

/s/ Donald T. McNelis	Director	February 17, 2012
Donald T. McNelis

/s/ Carl J. Rosenstock	Director	February 17, 2012
Carl J. Rosenstock

/s/ Burt B. Steinberg	Director	February 17, 2012
Burt B. Steinberg

/s/ George L. Strayton	Director	February 17, 2012
George L. Strayton